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Exhibit 10.27

REVOLVING NOTE

$6,000,000	March 31, 2003 Minneapolis, Minnesota

        FOR VALUE RECEIVED, LECG, LLC, a California limited liability company, hereby promises to pay to the order of LASALLE BANK NATIONAL ASSOCIATION (the "Bank") at the main office of U.S. Bank National Association in Minneapolis, Minnesota, in lawful money of the United States of America in Immediately Available Funds (as such term and each other capitalized term used herein are defined in the Credit Agreement hereinafter referred to) on the Revolving Commitment Ending Date, the principal amount of SIX MILLION AND NO/100 DOLLARS ($6,000,000.00) or, if less, the aggregate unpaid principal amount of the Revolving Loans made by the Bank under the Credit Agreement, and to pay interest (computed on the basis of actual days elapsed and a year of 360 days) in like funds on the unpaid principal amount hereof from time to time outstanding at the rates and times set forth in the Credit Agreement.

        This note is one of the Revolving Notes referred to in the Amended and Restated Credit Agreement dated concurrently herewith (as the same may hereafter be from time to time amended, restated or otherwise modified, the "Credit Agreement") among the undersigned, the Bank and the other banks named therein. This note, together with the other Revolving Notes, amends and restates, but does not constitute payment upon or a novation of, the Borrower's obligations under the "Revolving Credit Notes" and $800,000 of the outstanding principal balance of the "Term Notes", as those terms are defined in the Existing Credit Agreement. This note is secured, it is subject to certain mandatory prepayments and its maturity is subject to acceleration, in each case upon the terms provided in said Credit Agreement.

        In the event of default hereunder, the undersigned agrees to pay all costs and expenses of collection, including reasonable attorneys' fees. The undersigned waives demand, presentment, notice of nonpayment, protest, notice of protest and notice of dishonor.

        THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS.

LECG, LLC
By:	/s/ JOHN C. BURKE
Title: Chief Financial Officer

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  Exhibit 10.27
REVOLVING NOTE